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                            RSL COMMUNICATIONS PLC.,
                                   as Borrower

                                  $100,000,000

                    SENIOR STANDBY LOAN AND WARRANT AGREEMENT

                     GUARANTEED BY RSL COMMUNICATIONS, LTD.
                            and RSL COM U.S.A., INC.

                            dated as of July 6, 2000

                                RONALD S. LAUDER,
                                    as Lender

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                                Table of Contents

                                                                     Page
                                                                     ----

SECTION 1.  AMOUNT AND TERMS OF LOANS..................................1
      1.1   Credit.....................................................1
      1.2   Procedure for Borrowing....................................1
      1.3   The Note...................................................2
      1.4   Repayment..................................................2
      1.5   Optional Prepayment and Reborrowing........................2
      1.6   Mandatory Prepayments......................................2
      1.7   Ranking....................................................3
      1.8   Interest...................................................3
      1.9   Computation of Interest and Fees...........................3
      1.10  Fees.......................................................4
      1.11  General Provisions as to Payments..........................4
      1.12  Taxes......................................................4

SECTION 2.  WARRANTS...................................................5
      2.1   Warrant Issuance...........................................5
      2.2   Warrant Registration.......................................5
      2.3   Tax Matters................................................5

SECTION 3.  CONDITIONS.................................................5
      3.1   Effectiveness..............................................5
      3.2   Drawdown Conditions........................................6

SECTION 4.  REPRESENTATIONS AND WARRANTIES.............................7
      4.1   Representations of the Borrower, RSL COM and RSL USA.......7
      4.2   Representations of the Lender..............................9

SECTION 5.  COVENANTS.................................................10
      5.1   Information...............................................10
      5.2   Notices...................................................11
      5.3   Insurance.................................................11
      5.4   Maintenance and Existence.................................11
      5.5   Compliance with Law.......................................11
      5.6   Consolidation, Merger, Sale of Assets, Etc................11
      5.7   Use of Proceeds...........................................11
      5.8   Pari Passu................................................11
      5.9   Limitation on Certain Payments............................11
      5.10  Limitation on Liens.......................................12
      5.11  Compensation..............................................12

SECTION 6.  EVENTS OF DEFAULT.........................................12


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                                Table of Contents
                                   (continued)

                                                                     Page
                                                                     ----

SECTION 7.  EXCHANGE NOTES............................................14
      7.1   Conversion of Loans to Exchange Notes.....................14
      7.2   Issuance of Exchange Notes; Terms.........................14
      7.3   Exchange Note Closing.....................................15

SECTION 8.  GUARANTEE.................................................16

SECTION 9.  INDEMNIFICATION...........................................17

SECTION 10. DEFINITIONS...............................................19

SECTION 11. MISCELLANEOUS.............................................23
      11.1  Amendments and Waivers....................................23
      11.2  Successors and Assigns....................................23
      11.3  Notices...................................................23
      11.4  Expenses..................................................25
      11.5  No Waiver; Cumulative Remedies............................25
      11.6  Survival of Representations and Warranties................25
      11.7  Severability..............................................25
      11.8  Integration...............................................25
      11.9  Counterparts..............................................25
      11.10 Governing Law.............................................25
      11.11 Submission to Jurisdiction................................26
      11.12 Trial Without Jury........................................26
      11.13 No Counterclaims..........................................26


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EXHIBIT 10.2                                                      EXECUTION COPY

                    SENIOR STANDBY LOAN AND WARRANT AGREEMENT

            SENIOR STANDBY LOAN AND WARRANT AGREEMENT, dated as of July 6, 2000, by and among, RSL Communications PLC, a company organized under the laws of the United Kingdom (the "Borrower"); RSL Communications, Ltd., a company organized under the laws of Bermuda ("RSL COM") and RSL COM U.S.A., Inc., a Delaware company ("RSL USA"), as guarantors (collectively, the "Guarantors"); and Ronald
S. Lauder, (the "Lender").

                                    RECITALS:

      A. The Lender is the Chairman of RSL COM.

      B. The Borrower and RSL COM have requested the Lender to extend senior financing to the Borrower; and the Lender is willing to provide such financing on the terms and subject to the conditions hereof.

      C. The Borrower is a wholly-owned Subsidiary of RSL COM and RSL USA is a wholly-owned Subsidiary of the Borrower, each of which is willing to fully and unconditionally guarantee the obligations of the Borrower hereunder.

            The parties, intending to be legally bound, agree as follows:

                                   SECTION 1.
                            AMOUNT AND TERMS OF LOANS

      1.1 Credit. Subject to the terms and conditions of this Agreement, at any time and from time to time during the period commencing on the date of this Agreement to and including the Availability Date, the Lender agrees to make revolving loans (individually, a "Loan" and collectively, the "Loans") to the Borrower in an aggregate amount at anytime outstanding up to but not exceeding the amount of the Commitment. All Loans shall become due and payable on June 30, 2001 (the "Maturity Date"), or such earlier date as provided herein.

      1.2 Procedure for Borrowing.

            (a) The Borrower shall give the Lender an irrevocable notice (which notice must be received by the Lender prior to 11:00 a.m., New York City time, at least five (5) Business Days in advance of the date of the borrowing for Loans drawn in the principal amount of $5 million or less and at least ten (10) Business Days in advance of the date of the borrowing for Loans drawn in the principal amount exceeding $5 million) specifying the date of the borrowing (which shall be a Business Day), the aggregate amount of such borrowing, and the account to which funds should be transferred (the "Notice of Borrowing").

            (b) Unless the Lender shall have determined that any applicable condition specified in Section 3 has not been satisfied, not later than 1:00 p.m., New York City time, on the date of each borrowing, the Lender shall make available such borrowing, in Federal or other funds immediately available in New York City, to the Borrower by wire transfer to the account designated by the Borrower in the Notice of Borrowing.

      1.3 The Note. The obligation of the Borrower to repay the Lender shall be evidenced by a single revolving demand note of the Borrower payable to the order of the Lender on the Maturity Date, dated as of the date hereof and delivered simultaneously herewith (the "Note"). The Note shall be in an amount equal to the Commitment. The Loans evidenced by the Note shall bear interest as provided in Section 1.8 hereof. The Note shall be valid and enforceable as to the principal amount at any time only to the extent of the Loans advanced by the Lender and then outstanding, and, as to the interest, only to the extent of the interest accrued and unpaid in respect of such Loans.

      1.4 Repayment. The Borrower hereby unconditionally promises to pay on the Maturity Date, without notice, the principal amount of each Loan in accordance with the terms hereof and of the Note. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding until payment in full thereof at the rates per annum, and on the dates, set forth in Section 1.8 hereof.

      1.5 Optional Prepayment and Reborrowing.

            (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty. The Borrower shall give notice to the Lender prior to 11:00 a.m., New York City time, two (2) Business Days prior to any prepayment, specifying the date and amount of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Accrued interest on the amount of principal of Loans prepaid under this Section
1.5 shall be due and paid on the date of such prepayment.

            (b) Subject to Section 1.1, Section 1.6, Section 3.2 and Section 6 hereof, principal amounts prepaid on account of the Loans may be reborrowed.

      1.6 Mandatory Prepayments.

            (a) In the event of (i) any Change of Control of RSL COM, or (ii) the Telegate Sale, then all outstanding Loans, together with all accrued and unpaid interest thereon and all fees (if any), will become immediately due and payable, and the Commitment will automatically and permanently be reduced to zero.

            (b) In the event that, (i) the Borrower or RSL COM issue any equity or debt securities (other than upon the exercise of employee stock options), or
(ii) any Subsidiary of RSL COM issues any debt securities that are guaranteed by RSL COM, or


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(iii) the Borrower, RSL COM or any Subsidiary of RSL COM sells any assets, including but not limited to any securities of any other Person, outside the ordinary course of business (each such event, a "Liquidity Event"), then the Commitment will automatically and permanently be reduced by the amount of the net cash proceeds received from such Liquidity Event. To the extent that the aggregate amount of all outstanding Loans exceed the amount of the Commitment in affect immediately after such reduction, all such Loans (to the extent of such excess), together with all accrued and unpaid interest thereon and all fees (if any) then due to the Lender, will be immediately due and payable.

            (c) The Borrower shall give the Lender at least two (2) Business Days' prior notice of any prepayment pursuant to this Section 1.6 setting forth the date and amount of such prepayment, provided that the failure of the Borrower to give such prior notice will not relieve the Borrower of any of its obligations under this Section 1.6.

      1.7 Ranking. The Loans and the Note shall in all respects rank pari passu with all other senior indebtedness of the Borrower, RSL COM and RSL USA, including, but not limited to, the obligations of the Borrower, RSL COM and RSL USA with respect to the Borrower's High Yield Notes. The Loans and the Note shall rank senior to all subordinated indebtedness of the Borrower, RSL COM and RSL USA.

      1.8 Interest.

            (a) Each Loan shall bear interest for the period from and including the date such Loan is made to but excluding the Maturity Date thereof on the unpaid principal amount thereof at a rate per annum for each Interest Period equal to the sum of LIBOR for such Interest Period plus a margin of 4.5%. Notwithstanding the foregoing, the interest rate borne by the Loans shall not exceed any amount in excess of the maximum rate of interest permitted to be charged by applicable law.

            (b) If all or a portion of (i) the principal amount of any Loan,
(ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise, but taking into account any applicable grace period under Section 6(a)), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to Section 1.8(a) plus two percent (2.0%) and (y) in the case of overdue interest, commitment fees or other amounts due and payable hereunder, the interest rate then in effect for the Loans (but without giving effect to the foregoing clause (x)) plus two percent (2.0%), in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).

            (c) Interest shall be payable monthly in arrears on the last day of each Interest Period, provided that interest accruing pursuant to Section 1.8(b) shall be payable from time to time on demand.

      1.9 Computation of Interest and Fees. Interest shall be calculated on the basis of a 360-day year for the actual days elapsed. LIBOR for any Interest Period shall be determined by the Lender and notified to the Borrower. Each determination of an interest


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

rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

      1.10 Fees. The Borrower shall pay fees to the Lender as follows:

            (a) a non-refundable arrangement fee in the amount equal to 1.00% of the Commitment, payable in cash on the date of execution of this Agreement;

            (b) a draw down fee in an aggregate amount equal to 1.00% of the principal amount of each Loan, payable in cash on the date of each drawing of a Loan; and

            (c) a commitment fee at a rate per annum equal to 1.00% of the daily average of the Lender's undisbursed Commitment, for the period from and including the date hereof to but excluding the Availability Date, payable in cash in arrears on the first day of each month and, with respect to the final payment, on the earlier of (i) the date on which the Commitment has been permanently reduced to zero and (ii) the Availability Date.

      1.11 General Provisions as to Payments. The Borrower shall make each payment of principal of, and interest on, the Loans and of all fees hereunder not later than 2:00 p.m., New York City time, on the due date thereof, in Federal or other funds immediately available in New York City, to the Lender in the amount due thereto at its address referred to in Section 11.3. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day (unless such an extension would have resulted in a payment falling in another calendar month, in which case the payment shall be made on the next preceding Business Day). If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

      1.12 Taxes. Except as provided below in this Section 1.12, all payments made by the Borrower, RSL COM or RSL USA, as the case may be, under this Agreement, the Note or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, deductions, withholdings or fees of any nature whatsoever, together with any related penalties, interest thereon or additions thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes of the Lender imposed by: (i) the jurisdiction under the laws of which the Lender is organized; or (ii) the jurisdiction in which the Lender has a permanent establishment to which the Note is attributable. If any such non-excluded taxes, levies, imposts, duties, charges, deductions, withholdings or fees ("Non-Excluded Taxes") are required to be withheld or deducted from any amounts payable to the Lender hereunder, under the Note or under any other Loan Documents, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder, under the Note or under any other Loan Document at the rates or in the amounts specified in this


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Agreement, the Note and any other Loan Document. Whenever any Non-Excluded Taxes are payable by the Borrower, RSL COM or RSL USA, as promptly as possible thereafter the Borrower, RSL COM or RSL USA, as the case may be, shall send to the Lender for its own account, a certified copy of an original official receipt received by the Borrower, RSL COM or RSL USA, as the case may be, showing payment thereof. If the Borrower, RSL COM or RSL USA, as the case may be, fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower, RSL COM or RSL USA, as the case may be, shall indemnify the Lender for any incremental taxes, interest, penalties or additions to taxes that may become payable by the Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                                   SECTION 2.
                                    WARRANTS

      2.1 Warrant Issuance. In order to induce the Lender to make available the Loans hereunder, RSL COM agrees to issue to the Lender on the date of each drawdown, if any, warrants (each, a "Warrant") to purchase an aggregate of 75,000 of RSL COM's Class A common shares for each $5 million in Loans drawn, up to a maximum aggregate limit of 1,500,000 of RSL COM's Class A common shares. RSL COM will issue warrants to purchase its Class A common shares on a pro rata basis for Loans drawn in other than $5 million increments. Subject to the terms and conditions of this Section 2.1, the Warrants will be exercisable in accordance with and otherwise have the terms and conditions set forth in the Form of Warrant attached to this Loan Agreement as Exhibit A.

      2.2 Warrant Registration. The Warrants and the Class A common shares issued upon exercise thereof will be entitled to the registration rights set forth in the Warrant Registration Rights Agreement, dated as of October 3, 1996, between the Borrower and The Chase Manhattan Bank.

      2.3 Tax Matters. In connection with any Loan with respect to which RSL COM issues Warrants to the Lender, the Lender and the Borrower shall agree to a valuation of the Warrants so issued, and the Lender and Borrower shall use such valuation for all tax purposes, including the determination of the issue price of such Loan in accordance with U. S. Treasury Reg.ss.1.1273-2(h). For U. S. tax purposes, each Loan with respect to which Warrants are issued to the Lender shall be treated as a separate debt instrument with its own issue price and issue date.

                                   SECTION 3.
                                   CONDITIONS

      3.1 Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 11.1):


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

            (a) receipt by the Lender of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Lender in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

            (b) receipt by the Lender of the duly executed Note evidencing the Borrowers' obligation to the Lender; and

            (c) receipt by the Lender of all documents it may reasonably request relating to the corporate authority for and the validity of this Agreement and the Note, and any other matters relevant hereto, all in form and substance satisfactory to the Lender.

The Lender shall promptly notify the Borrower of the effective date of this Agreement, and such notice shall be conclusive and binding on all parties hereto.

      3.2 Drawdown Conditions. The obligation of the Lender to make any Loan is subject to the satisfaction of the following conditions:

            (a) the Lender shall have received of a Notice of Borrowing as required by Section 1.2;

            (b) the Lender and the Borrower shall have agreed to the Warrant valuation described in Section 2.3;

            (c) immediately after the Loan is extended, the aggregate outstanding principal amount of the Loans will not exceed the Commitment;

            (d) the Borrower has available the capacity or an applicable exemption under the High Yield Notes and their respective indentures to drawdown the Loan;

            (e) immediately before and after the Loan is extended, no Event of Default shall have occurred and be continuing;

            (f) the representations and warranties of the Borrower, of RSL COM and of RSL USA contained in this Agreement shall be true and correct in all material respects on and as of the date of the Loan;

            (g) since March 31, 2000, no Material Adverse Change shall have occurred;

            (h) RSL COM, RSL USA, the Borrower and the Lender shall have received all consents and approvals, and shall have made all filings and notices, required in connection with the transactions contemplated hereby;


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

            (i) no order of any court or governmental agency enjoining any of the transactions contemplated hereby may be in effect, and no action, suit, proceeding or investigation seeking any such order or substantial damages in connection with the transactions contemplated hereby, or that could reasonably be expected to have a Material Adverse Effect, may be pending or threatened;

            (j) RSL COM shall have delivered a duly executed Warrant to the Lender permitting the Lender to purchase Class A Common Shares in accordance with this Loan Agreement;

            (k) the Borrower shall have paid all fees and expenses due to the Lenders pursuant to the Loan Documents; and

            (l) the Lender shall have received a certificate signed by the chief executive officer of the Borrower, dated the date of any drawing of any Loan, to the effect set forth in clauses (c), (d), (e) and (f) of this
      Section 3.2 (and, with respect to (c), such certificate shall set forth the calculation or exception upon which the Borrower is relying to draw-down the Loan).

                                   SECTION 4.
                         REPRESENTATIONS AND WARRANTIES

      4.1 Representations of the Borrower, RSL COM and RSL USA. The Borrower, RSL COM and RSL USA, jointly and severally, each represent and warrant to the Lender, on the date hereof and on the date of any drawing of any Loan, as follows:

            4.1.1 Corporate Existence and Power. Each of the Borrower, RSL COM and RSL USA is a company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all corporate powers and authority and all material governmental licenses, authorizations, consents, and approvals required to own, lease and operate its properties and to carry on its business as now conducted.

            4.1.2 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each of the Borrower, RSL COM and RSL USA of this Agreement, and the execution and delivery by the Borrower of the Note, are within respective corporate powers of the Borrower, RSL COM and RSL USA, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower, RSL COM or RSL USA or of any agreement, judgment, writ, injunction, order, decree or other instrument binding upon the Borrower, RSL COM or RSL USA or result in the creation or imposition of any lien, mortgage, pledge, charge, security interest or encumbrance of any kind (the "Lien") on any asset of the Borrower, RSL COM or RSL USA or any of their respective Subsidiaries.


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

            4.1.3 Binding Effect. This Agreement has been duly and validly executed and delivered by each of the Borrower, RSL COM and RSL USA, and assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Borrower, RSL COM and RSL USA enforceable against each of them in accordance with its terms; and, when executed and delivered, the Note will constitute a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, in each case except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general principles of equity.

            4.1.4 SEC Reports and Financial Statements.

            (a) RSL COM has filed all required forms, reports and documents with the Securities Exchange Commission (hereinafter collectively referred to as the "Company Reports") required to be filed by it pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act.

            (b) None of the Company Reports, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (c) The consolidated balance sheets and the related consolidated statements of income, cash flow and shareholders' equity (including without limitation the related notes thereto) of RSL COM and its consolidated Subsidiaries included in the financial statements contained in RSL COM's Annual Report on Form 10-K for the year ended December 31, 1999 (the "Company 10-K") and in RSL COM's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2000 (the "Company 10-Q"), present fairly the consolidated financial position of RSL COM and its consolidated Subsidiaries as of their respective dates, and the results of consolidated operations and cash flows for the periods then ended, all in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein and in the case of unaudited financial statements subject to normal year-end audit adjustments, and except for certain footnote disclosures required by United States generally accepted accounting principles.

            4.1.5 Absence of Undisclosed Liabilities. Except for liabilities reflected or reserved against in the consolidated balance sheet of RSL COM and its Subsidiaries as of March 31, 2000 or reflected in the notes thereto, none of RSL COM and its Subsidiaries has any liabilities or obligations (absolute or accrued or contingent, whether accrued or unaccrued and whether due or to become due) other than liabilities and obligations incurred in the ordinary course of business since March 31, 2000 or liabilities or obligations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            4.1.6 Changes. Since the date of the Company 10-K, and except as set forth in the Company 10-K, the Company 10-Q or any Company Current Report filed prior to the date hereof:

            (a) no Material Adverse Change has occurred; and

            (b) there has been no direct or indirect redemption, purchase or other acquisition of any shares of RSL COM's capital stock, or any declaration, setting aside or payment of any dividend or other distribution by RSL COM in respect of RSL COM's capital stock.

            4.1.7 Litigation. Since the date of the Company 10-K, and except as set forth in the Company 10-K, the Company 10-Q or any Company Current Report filed prior to the date hereof, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower or RSL COM threatened against or affecting, the Borrower, RSL COM, RSL USA or any of their Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of this Loan Agreement or the Note.

            4.1.8 Taxes. Each of RSL COM, RSL USA, the Borrower and their Subsidiaries has filed or caused to be filed all income tax returns and all other material tax returns which are required to be filed and has paid (i) all taxes shown to be due and payable on such returns and (ii) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other governmental charges imposed on it or any of its property and no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge (other than any (x) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or
(y) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in accordance with United Stated generally accepted accounting principles have been maintained).

      4.2 Representations of the Lender. The Lender, represents and warrants to the Borrower, RSL COM and RSL USA, on the date hereof, as follows:

            4.2.1 Organization and Authorization. The Lender is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; and the execution, delivery and performance by the Lender of this Agreement are within the Lender's limited liability company powers and have been duly authorized by all necessary limited liability company action.

            4.2.2 Binding Effect. This Agreement has been duly and validly executed and delivered by the Lender and, assuming the due authorization, execution and


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

delivery by the other parties hereto, constitutes the valid and binding obligation of the Lender enforceable against the Lender in accordance with its terms, in each case except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general principles of equity.

                                   SECTION 5.
                                    COVENANTS

            Until the later of (i) the Availability Date and (ii) the payment in full of the Loans and all other liabilities of the Borrower, RSL COM and RSL USA to the Lender under any of the Loan Documents whether now or hereafter existing:

      5.1 Information. RSL COM will deliver to the Lender:

            (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of RSL COM, a consolidated balance sheet of RSL COM and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flows for such fiscal year, accompanied by an opinion of Deloitte & Touche LLP or other independent public accountants of nationally recognized standing that such statements are in accordance with generally accepted accounting principles in the United States, consistently applied;

            (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of RSL COM, a consolidated balance sheet of RSL COM and its Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of RSL COM's fiscal year ended at the end of such quarter, certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer or the treasurer of the Borrower;

            (c) promptly upon the mailing thereof to the shareholders of RSL COM generally, copies of all financial statements, reports, proxy statements or other information so mailed;

            (d) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower or RSL COM shall have filed with the Securities and Exchange Commission; and

            (e) from time to time such additional historical information regarding the financial position or business of RSL COM and its Subsidiaries as the Lender may reasonably request.

      5.2 Notices. Within three (3) days after any officer of the Borrower, RSL COM or RSL USA obtains knowledge of any Event of Default or of any event or condition which with the giving of notice and lapse of time would, unless cured or waived, become an Event of Default, if such event or condition is then continuing, the Borrower will deliver to each Lender a certificate of the chief financial officer or the chief accounting officer or the treasurer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

      5.3 Insurance. RSL COM, RSL USA and the Borrower will maintain insurance (including but not limited to liability insurance) with responsible and reputable insurers in such amounts and covering such risks as is usually carried by companies engaged in similar business and owning similar properties and such other insurance as is required by law.

      5.4 Maintenance and Existence. RSL COM, RSL USA and the Borrower will preserve, renew and keep in full force and effect their corporate existence and their rights, privileges and franchises necessary or desirable in the normal conduct of business.

      5.5 Compliance with Law. RSL COM, RSL USA and the Borrower will comply, in all material respects, with all applicable laws, rules, regulations and orders which are of material importance to the conduct of the business, or the ownership of their property (including, without limitation, paying before the same become delinquent, all taxes, assessments and governmental charges upon it or its property), except where the necessity of compliance therewith is contested in good faith.

      5.6 Consolidation, Merger, Sale of Assets, Etc. RSL COM shall not consolidate with or merge with or into any Person, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its assets, whether in one transaction or a group of related transactions, to any Person or group of Persons (except for any such transaction constituting a Change of Control, provided that RSL COM fully complies with its obligations under Section 1.6) unless prior to the closing thereof, all outstanding Loans (together with all accrued and unpaid interest thereon and all fees, if any) have been paid and thereupon the Commitment shall have been permanently reduced to zero.

      5.7 Use of Proceeds. The Borrower shall use the proceeds of the Loans made under this Agreement in compliance with all legal and regulatory requirements for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

      5.8 Pari Passu. The Borrower shall ensure that no claims of the Lender will be at any time subordinate to the claims of other unsecured creditors (except to the extent provided under bankruptcy, insolvency and other similar laws of general application relating to or affecting the enforcement of creditors' rights).

      5.9 Limitation on Certain Payments. RSL COM shall not, and shall not permit the Borrower or any other of its Subsidiaries, directly or indirectly, to
(i) declare
or pay any dividend or make any distribution on or in respect of its capital stock (except dividends or distributions payable to RSL COM), or (ii) make any payment on account of the purchase, redemption, defeasance retirement or acquisition of (x) any shares of any capital stock of RSL COM or any of its Subsidiaries, (y) any option, warrant or other right to acquire shares of any capital stock of RSL COM or any of its Subsidiaries, or (z) any debt of RSL COM or any of its Subsidiaries that is subordinated to the Loans, other than (A) dividends or distributions made by RSL COM in kind on a cashless basis with respect to RSL COM Series A preferred shares or other series of preferred shares issued by RSL COM after the date hereof or (B) distributions of RSL COM Class A shares or cash pursuant to roll-up or similar agreements between RSL COM, its Subsidiaries and other shareholders of such Subsidiaries that do not individually or in the aggregate exceed 5% of the value of the capital stock of such Subsidiary.

      5.10 Limitation on Liens. RSL COM shall not, and shall not permit the Borrower or any other of its Subsidiaries, directly or indirectly, to create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except for any Permitted Lien, or any banker's right of set-off arising by operation of law in the ordinary course of business, unless contemporaneously therewith effective provision is made to secure the Note or, in respect of Liens on RSL COM's property or assets, the guarantee set forth in Section 6 hereof, equally and ratably with such obligation for so long as such obligation is so secured.

      5.11 Compensation. RSL COM will not, and will not permit any of its Subsidiaries to, pay any bonus (whether in securities, cash or otherwise) to any executive officer of RSL COM except in accordance with and within the limits provided in the bonus programs of RSL COM and its Subsidiaries, or any contract between RSL COM or any of its Subsidiaries and such officer, in effect on the date hereof.

                                   SECTION 6.
                                EVENTS OF DEFAULT

            The Borrower shall be in default under this Agreement upon the happening of any of the following Events of Default:

            (a) a default in the payment when due of any amount due with respect to the Loans, or in the performance of any obligation, covenant or liability contained herein or in any of the Notes, which default shall continue unremedied for a period of five (5) days in a case of a payment default, or thirty (30) days after notice thereof in the case of any other default;

            (b) any representation or warranty of the Borrower, RSL COM or RSL USA set forth herein, or any representation, warranty, or written statement made or furnished to the Lender by or on behalf of the Borrower, RSL COM or RSL USA pursuant hereto, proves to have been false or misleading in any material respect when made or furnished;

            (c) any change occurs in the condition, financial or otherwise, of the Borrower, RSL COM, RSL USA or any Subsidiary of RSL COM that, in the reasonable opinion of the Lender has or could have a Material Adverse Effect;

            (d) the Borrower, RSL COM or RSL USA admits in writing its inability to pay its debts generally as such debts become due, or carry on as a going business;

            (e) a judgment or order for the payment of money in excess of an amount of $5,000,000 is entered against the Borrower, RSL COM or RSL USA and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days;

            (f) an event of default occurs under the indenture relating to any of the High Yield Notes, or with respect to any other indebtedness of RSL COM, the Borrower or any of their Subsidiaries arising under a single instrument or document or under a series of related instruments or documents in an aggregate amount exceeding $10,000,000; or

            (g) (i) the Borrower, RSL COM or RSL USA or any of RSL COM's Subsidiaries, shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower, RSL USA, or any of RSL COM or its Subsidiaries, shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, RSL USA, or any of RSL COM or its Subsidiaries, any case, proceeding or other action of a nature referred to in clause (i) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or
      (iii) there shall be commenced against the Borrower, RSL USA, or any of RSL COM or its Subsidiaries, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or (iv) the Borrower, RSL USA, or any of RSL COM or its Subsidiaries, shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above.

Upon the occurrence of an Event of Default specified in clause (i) or (ii) of paragraph (g) of this Section with respect to the Borrower, RSL COM or RSL USA, the Loans (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable and the Commitment shall be permanently reduced to zero. Upon the occurrence of any other Event of Default, the Lender may, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable, and/or permanently reduce the Commitment to zero. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                   SECTION 7.
                                 EXCHANGE NOTES

      7.1 Conversion of Loans to Exchange Notes. Upon the occurrence of any Event of Default and the expiration of any applicable cure period, in addition to any other remedies available to the Lender, or immediately after the Maturity Date or at anytime thereafter that the Loans remain unpaid, the Lender may, at its sole option, convert all or any portion of the outstanding principal amount of the Loans, together with any accrued and unpaid interest and fees, into one or more senior convertible notes of the Borrower having the terms set forth in this Section 7 and the term sheet attached hereto as Exhibit B (the "Exchange Notes"). The Exchange Notes will be unconditionally guaranteed as to payment of principal, interest and any other amounts due thereon by RSL COM and RSL USA.

      7.2 Issuance of Exchange Notes; Terms.

            (a) The Exchange Notes will be issued under and subject to the terms of an indenture to be concluded between the Borrower, RSL COM, RSL USA and an indenture trustee reasonably satisfactory to the Lender (the "Exchange Note Indenture"). The terms of the Exchange Note Indenture will be in form and substance reasonably satisfactory to the Lender, but will not contain terms more onerous to the Borrower than the terms of the Dollar Note Indenture, dated as of February 22, 2000, among the Borrower, RSL COM, RSL USA and The Chase Manhattan Bank, as trustee, with respect to the Borrower's 12-7/8% Senior Notes due 2010. The Lender may exercise its option to convert all or any portion of the outstanding principal amount of the Loans, together with any accrued and unpaid interest and fees, into Exchange Notes by delivering notice of its exercise to the Borrower (such notice, the "Exchange Notice") at any time after the Maturity Date or at any time after the occurrence of an Event of Default. The Exchange Notice will state the principal amount of the Exchange Notes to be issued by the Borrower. After the Maturity Date or after the occurrence of an Event of Default, within thirty days (30) days of receipt of the Exchange Notice and in accordance with the terms hereof, the Borrow will execute the Exchange Note Indenture and other ancillary documents required thereby and by Section 7.3 and issue to the Lender the Exchange Notes in an aggregate principal amount set forth in the Exchange Notice and the amount of Loans and accrued but unpaid interest and fees then outstanding will be reduced by the principal amount of the Exchange Notes so issued. The date on which the Exchange Notes are issued is referred to herein as the "Exchange Note Closing Date."

            (b) The Exchange Notes will mature on the seventh anniversary of the Exchange Note Closing Date.

            (c) Interest will accrue on the Exchange Notes, commencing from the Exchange Note Closing Date, and be payable in arrears on each March 31, June 30, September 30 and December 31 thereafter until all amounts due and payable under the Exchange Notes has been paid in full, at an annual rate that is equal to the greater of (i) the applicable interest rate of the Loans at the time of the exchange, plus 50 basis points, (ii) the yield in effect two days prior to the Exchange Note Closing Date with respect to U.S. Treasury Notes with a remaining maturity closest to seven years, plus 600 basis points and (iii) the high yield index maintained by Goldman Sachs Group, Inc. for securities having a similar credit rating in effect two days prior to the Exchange Note Closing Date, plus 200 basis points. Notwithstanding the foregoing, after the occurrence and during the continuance of any default under the Exchange Notes or the Exchange Note Indenture, interest will accrue on the Exchange Notes at the then applicable interest rate, plus 200 basis points per annum.

            (d) At any time and from time to time at the option of the holder thereof upon at least five (5) Business Days' written notice to RSL COM, the Exchange Notes will be convertible, pursuant to the terms and conditions hereof and the Exchange Note Indenture, in whole or in part, into that number of Common Shares equal to the quotient of (i) the principal amount of the Exchange Notes then being converted, plus any accrued and unpaid interest thereon, divided by
(ii) the Exchange Note Conversion Price. The Exchange Note Conversion Price will equal the lower of (i) $12 and (ii) the average daily closing bid price of the Common Stock for the ten trading days immediately preceding the Exchange Note Closing Date.

            (e) Prior to the issuance of the Exchange Notes, the Borrower and the Guarantors will enter into an exchange and registration rights agreement (the "Exchange and Registration Rights Agreement") that will provide for the registration under the Securities Act (or the exchange for identical notes registered under the Securities Act) of the Exchange Notes in accordance with the terms thereof. The Exchange and Registration Rights Agreement will be in form and substance reasonably satisfactory to the Lender, but will not contain terms more onerous for the Borrower than the exchange and registration rights agreement, dated February 22, 2000, between the Borrower and Goldman Sachs, on behalf of the Initial Purchasers defined therein with respect to the Borrower's 12-7/8% Senior Notes due 2010.

      7.3 Exchange Note Closing. On or prior to the Exchange Note Closing Date, the Borrower will deliver to the Lender: (i) an Exchange Note Indenture, duly executed by the Borrower, the Guarantors and the trustee for the Exchange Notes, which will be a nationally recognized trustee reasonably acceptable to the Lender; (ii) one or more duly executed and authenticated global Exchange Notes in the form provided by the Exchange Note Indenture; (iii) an Exchange and Registration Rights Agreement, duly executed by the Borrower and the Guarantors; and (iv) the legal opinion of Rosenman & Colin, dated the Exchange Note Closing Date, as to (A) the due organization and good standing of the Borrower and the Guarantors, (B) the due authorization, execution and delivery (and, with respect to the Exchange Notes, authentication) of the Exchange Notes, the Exchange Note Indenture and the Exchange and Registration Rights Agreement by the Borrower and each of the Guarantors and that each of such instruments constitutes the valid and legally binding obligation of the Borrower and the Guarantors and is enforceable in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights), (C) the due issuance of the Exchange Notes and that such issuance does not conflict with or result in a breach or violation of or constitute a default under any indenture of the Borrower and the Guarantors, other material contract or law; and (D) such other matters reasonably requested by the Lender.

                                   SECTION 8.
                                    GUARANTEE

            Each of RSL COM and RSL USA jointly and severally, unconditionally and irrevocably guarantees to the Lender:

            (a) the due, prompt and complete payment by the Borrower of the principal of and interest on the Loans advanced from time to time under this Agreement and any other amount due hereunder and under the Note, when and as the same shall become due and payable, whether at maturity or by acceleration, in accordance with the terms of this Agreement and the Note, and

            (b) the due, prompt and complete payment of the principal of and interest on the Exchange Notes issued from time to time under this Agreement and any other amount due hereunder or under the Exchange Note Indenture, and

            (c) the due, prompt and faithful performance of, and compliance with, all other undertakings of the Borrower contained in this Agreement and the Note and in any other Loan Document (the amounts payable by the Borrower under any of the Loan Documents, and all other obligations of the Borrower thereunder, being sometimes collectively hereinafter referred to as the "Guaranteed Obligations").

            This guaranty is a guaranty of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Borrower or upon any other event or condition whatsoever. If for any reason whatsoever the Borrower shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable or to perform or comply with any other Guaranteed Obligation, whether or not such failure or inability shall constitute an Event of Default hereunder, RSL COM or RSL USA will forthwith pay or cause to be paid such amounts to the Lender, at its address specified in
Section 11.3 hereof, in lawful money of the United States, or perform or comply with such Guaranteed Obligations or cause such Guaranteed Obligations to be performed or complied with together with interest (in the amounts and to the extent required) on any amount due and owing from the Borrower. RSL COM and RSL USA, jointly and severally, promptly after demand, will reimburse the Lender for all costs and expenses of collecting such amounts or otherwise enforcing this guarantee, including, without limitation, the reasonable fees and expenses of counsel. The obligations of RSL COM and RSL USA set forth herein constitute the full recourse obligations of RSL COM and RSL USA enforceable against each of them to the full extent of all assets and properties of each of them. The obligations of RSL COM and RSL USA under this Section are primary, absolute and unconditional, are not subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment or defense based upon any claim RSL COM, RSL USA or any other Person may have against the Borrower, the Lender or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not RSL COM, RSL USA or the Borrower shall have any knowledge or notice thereof). Each of RSL COM and RSL USA unconditionally waives, to the extent permitted by applicable law, (i) any notice that may be required, by statute, rule of law or otherwise, to preserve any rights of the Lender against RSL COM or RSL USA, (ii) presentment to or demand of payment from the Borrower, RSL COM or RSL USA with respect to the Note, the Exchange Notes or protest for nonpayment or dishonor, (iii) any right to the enforcement, assertion, exercise or exhaustion by the Lender of any right, power, privilege or remedy conferred in this Agreement or any other Loan Document or otherwise, (iv) any requirement of diligence on the part of the Lender, (v) any requirement to mitigate the damages resulting from any default under any Loan Document, (vi) any notice of any sale, transfer or other disposition of any right, title to or interest in any Loan by the Lender, and
(vii) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of RSL COM, or RSL USA or surety or which might otherwise limit recourse against RSL COM or RSL USA.

                                   SECTION 9.
                                 INDEMNIFICATION

            In the event that the Lender (the "Indemnified Party") becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including, without limitation, RSL COM or any equity holders or creditors of RSL COM and RSL USA, in connection with or as a result of any matter referred to in this Agreement, including but not limited to the Loans, RSL COM and RSL USA periodically will reimburse such Indemnified Party for all of its out-of-pocket legal, expert and other expenses (including the out-of-pocket cost of any investigation and preparation) incurred in connection therewith. RSL COM and RSL USA also will indemnify and hold each Indemnified Party harmless against any and all losses, claims, damages, expenses, actions, demands, assessments, costs, judgments, awards, fines, sanctions, penalties, amounts paid in settlement (provided that RSL COM has consented to such settlement), or liabilities ("Damages") to any such Person in connection with or as a result of any matter referred to in this Agreement and without regard to the exclusive or contributory negligence of any of the Indemnified Parties, except to the extent that any such Damages are finally judicially determined to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnified Party in connection with the subject matter of this Agreement (and in the event of such a determination, the

Indemnified Party will reimburse RSL COM and RSL USA for any expenses advanced to such Indemnified Party by RSL COM and RSL USA pursuant to the immediately preceding sentence). If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless, then RSL COM and RSL USA shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative economic interests of RSL COM and RSL USA and RSL COM's equity holders, on the one hand, and such Indemnified Party, on the other hand, in the matters contemplated in this Agreement as well as the relative fault of RSL COM and RSL USA, on the one hand, and such Indemnified Party, on the other hand, with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of RSL COM and RSL USA under this Section will be in addition to any liability which RSL COM and RSL USA may otherwise have, shall extend upon the same terms and conditions to any Affiliate of any Indemnified Party and the directors, agents, advisors, employees and controlling Persons of such Indemnified Party and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of RSL COM and RSL USA, such Indemnified Party, any such Affiliate and any such Person. RSL COM and RSL USA will not be responsible, in connection with any one action or proceeding (or separate but substantially similar proceedings arising out of the same general allegations), for the fees and expenses of more than one firm of attorneys at any time for all Indemnified Parties, except to the extent local counsel, in addition to its regular counsel, is required to effectively defend against such action, provided that if counsel to the Indemnified Parties reasonably determines that there is a conflict of interest among the Indemnified Parties, then the Indemnified Party with respect to which such conflict of interest relates may employ separate counsel at the cost and expense of RSL COM and RSL USA. RSL COM and RSL USA also agree that neither any Indemnified Party nor any of such Affiliates, directors, agents, advisors, employees or controlling Persons will have any liability based on its or their exclusive or contributory negligence or otherwise to RSL COM and RSL USA, any Person asserting claims on behalf or in the right of RSL COM and RSL USA, or any other Person in connection with or as a result of any matter referred to in this Agreement except to the extent that any Damages incurred by RSL COM and RSL USA result from the gross negligence, willful misconduct or bad faith of such Indemnified Party in connection with the subject matter of this Agreement. Prior to entering into any agreement or arrangement with respect to, or effecting, any merger, statutory exchange or other business combination or proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization, or reclassification of its outstanding securities, RSL COM shall notify the Indemnified Parties in writing thereof (if not previously so notified) and, if requested by the Indemnified Parties, shall arrange in connection therewith alternative means of providing for the obligations of RSL COM set forth in this Section including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and upon terms and conditions satisfactory to the Indemnified Parties.

                                   SECTION 10.
                                   DEFINITIONS

            In this Agreement, the following terms shall have the following respective meanings:

            "Affiliate" means, with regard to any person, any other person who, individually or as a part of a "group" for purposes of Section 13(d) of the Securities Exchange Act, controls, is controlled by or is under common control with, such person.

            "Agreement" means this Senior Standby Loan and Warrant Agreement, including any exhibits and schedules hereto, as it may be supplemented or amended from time to time in accordance with its terms.

            "Availability Date" means the earlier of (i) May 30, 2001 and (ii) the date of Change of Control of the Company.

            "Borrower" shall have the meaning assigned to it in the preamble.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, which is also a day on which such banks are open for international business (including dealings in dollar deposits) in London.

            "Change of Control of the Company" means the occurrence of any of the following events:

                  (a) any "Person" (as such term is used in Sections 13(d) and
            14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than twenty percent (20%) of the total voting power of the equity securities of the Borrower or RSL COM; provided that Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the equity securities of RSL COM than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of RSL COM; or

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of RSL COM (together with any new directors whose election by such Board of Directors of RSL COM or whose nomination for election by the shareholders of RSL COM was approved by a vote of a majority of the directors of RSL COM then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of RSL COM then in office.

            "Commitment" means $100,000,000.

            "Company 10-K" shall have the meaning assigned to it in Section 4.1.4(c).

            "Company 10-Q" shall have the meaning assigned to it in Section 4.1.4(c).

            "Company Current Report" means any report filed by RSL COM with the Securities and Exchange Commission on Form 8-K.

            "Company Reports" has the meaning assigned to it in Section 4.1.4.

            "Damages" shall have the meaning assigned to it in Section 9.

            "Events of Default" shall mean any of the events set forth in
      Section 6.

            "Exchange Act" shall have the meaning assigned to it in Section
      4.1.4.

            "Exchange and Registration Rights Agreement" has the meaning assigned to it in Section 7.2(e).

            "Exchange Note Closing Date" is defined in Section 7.2.

            "Exchange Note Conversion Price" has the meaning assigned to it in
      Section 7.2(d).

            "Exchange Note Indenture" has the meaning assigned to it in Section 7.2(a).

            "Exchange Notes" has the meaning assigned to it in Section 7.1.

            "Exchange Notice" has the meaning assigned to it in Section 7.2(a).

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, the European Union.

            "Guaranteed Obligations" shall have the meaning assigned to it in
      Section 8.

            "Guarantors" has the meaning assigned to it in the Preamble.

            "High Yield Notes" means RSL COM's (i) 12 1/4% Senior Notes due 2006, (ii) 9 1/8% Senior Notes due 2008, (iii) 10 1/8% Senior Discount Notes due 2008, (iv) 10% Senior Discount Notes due 2008, (v) 12% Senior Notes due 2008,

      (vi) 10 1/2% Senior Notes due 2008, (vii) the 9 7/8% Senior Notes due 2009 and (viii) the 12 7/8% Senior Dollar Notes and Senior Euro Notes due 2010.

            "Indemnified Party" shall have the meaning assigned to it in Section 9.

            "Interest Period" means, for each Loan, (a) the period commencing on and including the date of such Loan and ending on but not including the last day of the same month, and (b) thereafter each one-month period commencing on and including the last day of the immediately preceding Interest Period and ending on but excluding the last day of next succeeding month, provided that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next preceding Business Day and (ii) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

            "Lender" shall have the meaning assigned to it in the preamble.

            "LIBOR" for any Interest Period means the one month London Interbank Offered Rate for the first day of such Interest Period as set forth in the "Money Rates" column of the Wall Street Journal, or as published on such date (or, if not published on such date, the next day following such date when so published) in such other publication as the Agent may designate.

            "Lien" shall have the meaning assigned to it in Section 4.1.2.

            "Liquidity Event" shall have the meaning assigned to it in Section 1.6.

            "Loan Documents" means the Commitment Letter , this Agreement, the Note, the Warrants, the Exchange Notes, the Exchange Note Indenture, the Exchange and Registration Rights Agreement and any other agreements entered into in connection with the transactions contemplated hereby.

            "Loans" shall have the meaning assigned to it in Section 1.1.

            "Material Adverse Change" means any material adverse change in the financial condition, business, operations, assets (taken as a whole), liabilities (taken as a whole) or prospects of the Borrower or of RSL COM and its Subsidiaries, taken as a whole.

            "Material Adverse Effect" means a material adverse effect on the financial condition, business, operations, assets (taken as a whole), liabilities (taken as a whole) or prospects of the Borrower or RSL COM and its Subsidiaries, taken as a whole, or on the ability of the Borrower or RSL COM to perform its obligations hereunder.

            "Maturity Date" shall have the meaning assigned to it in Section
      1.1.

            "Non-Excluded Taxes" shall have the meaning assigned to it in
      Section 1.12.

            "Note" shall have the meaning assigned to it in Section 1.3.

            "Notice of Borrowing" shall have the meaning assigned to it in
      Section 1.2(a).

            "Permitted Holders" means the Lender and its Affiliates.

            "Permitted Liens" means (i) the respective rights and interests created by or pursuant to or resulting from the Loan Documents, and the respective rights of the Agent and Borrower as therein provided; (ii) Liens for taxes either not yet due or being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings; (iii) materialmen's, mechanics', workers', repairmen's, employees, or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings; (iv) Liens (other than Liens for taxes) arising out of judgments or awards against the Borrower with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review; and (v) Liens permitted to be incurred under each of the Indentures in respect of the High Yield Notes outstanding on the date hereof.

            "Person" means, an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

            "RSL COM" shall have the meaning assigned in the preamble.

            "RSL USA" shall have the meaning assigned in the preamble.

            "Securities Act" shall have the meaning assigned to it in Section 4.1.4.

            "Subsidiary" means, as to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

            "Telegate Sale" means the consummation of the transactions contemplated by the Option Agreement, dated May 6, 2000 (the "Option Agreement"), between Seat Pagine Gialle S.P.A. and RSL COM Deutschland GmbH, pursuant to which the Borrower or any of its Affiliates receives consideration for the Remaining Shareholding (as defined in the Option Agreement) either from Seat Pagine Gialle S.P.A. or from an intermediary in connection with any hedging transaction with respect to amounts due the Borrower and its Affiliates under the Option Agreement.

            "Warrant" has the meaning set forth in Section 2.1.

            "Warrant Registration Rights Agreement" has the meaning assigned to it in Section 2.2.

                                   SECTION 11.
                                  MISCELLANEOUS

      11.1 Amendments and Waivers. Neither this Agreement nor the Note, nor any terms hereof or thereof, may be amended, supplemented or modified except in a writing executed by the parties hereto in accordance with the provisions of this subsection. In the case of any waiver, the Borrower and RSL COM and the Lender shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

      11.2 Successors and Assigns. This Agreement shall inure to the benefit of the Lender and its heirs, personal representatives, successors and assigns and shall be binding upon the Borrower, RSL COM, RSL USA and the respective successors and assigns of each of them, except that none of the Borrower, RSL COM or RSL USA may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender and, other than to Affiliates, the Lender may not assign or otherwise transfer any of its rights or obligations under this Agreement for so long as the Commitment has not been permanently reduced to zero without the consent of the Borrower.

      11.3 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, or (ii) if given by any other means, when delivered at the address specified below in this Section 11.3.

The Borrower:     RSL Communications PLC
                  c/o 810 Seventh Avenue, 32nd Floor
                  New York, N.Y. 10019
                  Attention:  Avery S. Fischer, Esq.
                  telecopy number: 212-445-7529

                  with a copy to:

                  Rosenman & Colin
                  575 Madison Avenue
                  New York, New York 10022
                  Attention:  Robert Kohl, Esq.
                  telecopy number: 212-940-8776

RSL COM:          RSL Communications, Ltd.
                  c/o 810 Seventh Avenue, 32nd Floor
                  New York, N.Y. 10019
                  Attention:  Avery S. Fischer, Esq.
                  telecopy number: 212-445-7529

                  with a copy to:

                  Rosenman & Colin
                  575 Madison Avenue
                  New York, New York 10022
                  Attention:  Robert Kohl, Esq.
                  telecopy number: 212-940-8776

RSL USA:          RSL COM U.S.A., Inc.
                  430 Park Avenue
                  New York, NY 10022
                  Attention:  Avery S. Fischer, Esq.

                  with a copy to:

                  Rosenman & Colin
                  575 Madison Avenue
                  New York, New York 10022
                  Attention:  Robert Kohl, Esq.
                  telecopy number: 212-940-8776

The Lender:       Ronald S. Lauder
                  767 Fifth Avenue, Suite 4200
                  New York, N.Y. 10153
                  telecopy number: 212-572-6758

                  with a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, NY 10022
                  Attention:  Louis Begley, Esq.
                  telecopy number:  212-909-6836

      11.4 Expenses. The Borrower shall pay (i) the reasonable fees and expenses of Debevoise & Plimpton, counsel for the Lender, in connection with the preparation of the Loan Documents or any amendment thereof or any Event of Default or alleged Event of Default thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Lender, including reasonable fees and expenses of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Lender against any transfer taxes, documentary taxes, stamp duties, assessments or charges made by any Governmental Authority by reason of the execution, delivery, amendment or enforcement of any of the Loan Documents.

      11.5 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      11.6 Survival of Representations and Warranties. All representations and warranties made hereunder and in the Note and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

      11.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without, to the extent permitted by law, invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not, to the extent permitted by law, invalidate or render unenforceable such provision in any other jurisdiction.

      11.8 Integration. This Agreement and the Note represent the entire agreement of the Borrower, RSL COM, RSL USA, and the Lender with respect to the subject matter hereof, and supersede any and all prior arrangements and understandings, oral or written, relating to the subject matter hereof and the Note.

      11.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original but all of which together shall constitute one and the same instrument.

      11.10 Governing Law. THIS AGREEMENT, THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

      11.11 Submission to Jurisdiction. EACH OF THE BORROWER, RSL COM, RSL USA AND THE LENDER AGREES THAT, IN CONNECTION WITH ANY LEGAL SUIT OR PROCEEDING ARISING UNDER, OUT OF OR WITH RESPECT TO THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, IT SHALL SUBMIT TO THE JURISDICTION OF THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND AGREES TO VENUE IN ANY SUCH COURT.

      11.12 Trial Without Jury. EACH OF THE BORROWER, RSL COM, RSL USA AND THE LENDER AGREES THAT ANY LITIGATION GROWING OUT OF ANY CONTROVERSY WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT WILL BE TRIED BY A JUDGE SITTING WITHOUT A JURY AND HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING.

      11.13 No Counterclaims. THE BORROWER AND RSL COM AND RSL USA HEREBY WAIVE THE RIGHT TO ASSERT COUNTERCLAIMS (OTHER THAN COUNTERCLAIMS RELATED TO THE TRANSACTION CONTEMPLATED HEREIN) IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY NOTE, OR ANY OTHER LOAN DOCUMENT.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written:

                                    RSL COMMUNICATIONS PLC

                                    By: /s/
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    RSL COM U.S.A., INC.

                                    By: /s/
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    RSL COMMUNICATIONS, LTD.

                                    By: /s/
                                       -----------------------------------------
                                       Name:
                                       Title:

                                       /s/
                                       -----------------------------------------
                                       Ronald S. Lauder